Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

QuadraMed Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16385, 333-35937, 333-39796, 333-56171, 333-75945, 333-87426, 333-114189, 333-118580, 333-118581) of QuadraMed Corporation of our reports dated March 13, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of QuadraMed Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, Maryland

March 15, 2006